To Koninklijke Ahold N.V.
Albert Heijnweg 1
1507 EH  ZAANDAM
The Netherlands







J.M. van Dijk - advocaat

Amsterdam, 28 December 2000
Our ref.:  f:\126\007-126.doc\mb




Dear Sirs,

                             Koninklijke Ahold N.V.
              Shelf registration under the United States Securities
                     Act of 1933, as amended, of senior and
                    subordinated debt securities and warrants

1       Introduction

        I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to Koninklijke Ahold N.V., with corporate seat in Zaandam (municipality Zaanstad), (the "Company") in connection with a shelf registration (the "Registration") by the Company with the United States Securities and Exchange Commission (the "SEC") of (i) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"), which may or may not be convertible into common shares, each having a nominal value of EUR 0.25, in the share capital of the Company ("Conversion Shares"), and (ii) warrants to purchase Debt Securities (the "Warrants" and together with the Debt Securities, the "Securities").

2       Dutch Law

        This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3       Scope of Inquiry; definitions

        For the purpose of this opinion, I have examined the following documents:

3.1 A print of an e-mailed copy of the form of indenture for senior debt securities between the Company and The Chase Manhattan Bank, including the form of Senior Debt Securities (the "Senior Indenture").

3.2 A print of an e-mailed copy of a subordinated debt indenture dated 30 September 1998 between the Company and The Bank of New York, including the form of Subordinated Debt Securities (the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures").

3.3 A print of an e-mailed copy of the form of warrant agreement between the Company and the Warrant Agent to be named in it, including the form of Warrants (the "Warrant Agreement" and together with the Indentures, the "Agreements").

3.4 A print of an e-mailed draft of a registration statement on Form F-3 and on Form S-3 relating to the Registration dated 19 December 2000 (excluding the documents incorporated in it by reference and any exhibits to it) (the "Registration Statement").

3.5 A photocopy of a notarial copy of the Company's deed of incorporation and its articles of association as most recently amended on 10 October 2000 according to the trade register extract referred to in paragraph 3.6, both as filed with the chamber of commerce and industry for Amsterdam (the "Chamber of Commerce").

3.6 A faxed copy of a trade register extract regarding the Company provided by the Chamber of Commerce and dated 22 December 2000.

3.7 Faxed copies of extracts from the minutes of the meetings of the Company's executive board held on 26 October 1998, 17 May 1999 and 4 December 2000, including a resolution to make a shelf registration with the SEC for the Securities, other securities issuable by Ahold Finance U.S.A., Inc ("Finance Securities") and common shares and financing preferred shares in the share capital of the Company (the "Shares") with an offering price of up to USD 3,950,000,000.

3.8 Faxed copies of written resolutions of the Company's supervisory board dated 15 January 1999, 20 May 1999 and 15 December 2000 to approve the shelf registration referred to in paragraph 3.7.

        In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.9 Confirmation from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date in all material respects.

3.10 Confirmation from the office of the bankruptcy division (faillissementsgriffie) of the Amsterdam district court that the Company is not registered as having been declared bankrupt or granted suspension of payments.

        My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4       Assumptions

        For the purpose of this opinion, I have made the following assumptions:

4.1 All copy documents conform to the originals and all originals are genuine and complete.

4.2     Each signature is the genuine signature of the individual concerned.

4.3 The extracts from the minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and the written resolutions referred to in paragraph 3 (i) were validly passed and remain in full force and effect without modification and (ii) comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid) under Dutch law.

4.4 Any Securities will have been validly authorised in accordance with the Company's articles of association at the time of authorisation.

4.5 In respect of each issue of Securities which qualifies as attracting an important (belangrijk) krediet the Works Councils Act (Wet op de ondernemingsraden) will have been complied with.

4.6 The Registration Statement has been filed with the SEC, the Agreements have been or will have been entered into, and the Securities will have been issued, in the form referred to in paragraph 3.

4.7 The Agreements are within the capacity and powers of, and have been or will have been validly authorised and signed by, each party other than the Company and the Securities will have been validly authenticated in accordance with the Agreements.

4.8 The Agreements have been or will have been signed on behalf of the Company by its corporate executive board members in accordance with its articles of association at the time of signing or by another person authorised to do so and the Securities will have been signed on behalf of the Company, manually or, with the approval of the corporate executive board member(s) concerned, in facsimile, by its corporate executive board members in accordance with its articles of association at the time of signing.

4.9 When validly signed by all the parties, the Agreements and the Securities (except for the Subordinated Indenture and the Subordinated Debt Securities to the extent that they are expressed to be governed by Dutch law) are valid, binding and enforceable obligations of each party under the laws of the State of New York ("New York Law") by which they are expressed to be governed.

4.10 The Securities have been, are and will be offered and such an offer has been, is and will be announced, only in accordance with the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer
        1995).

4.11 Any pre-emption rights in respect of the issue of Securities which are convertible into, or carry a right to purchase Securities which are convertible into, Conversion Shares ("Convertible Securities") will have been observed or validly excluded.

4.12 Upon conversion of Convertible Securities into Conversion Shares, the nominal amount of those Conversion Shares and any agreed share premium will have been validly paid.

4.13 At the time of conversion of Convertible Securities into Conversion Shares, the Company's authorised share capital at the time of issue will be sufficient to allow for the issue of the Conversion Shares.

4.14 Any Conversion Shares issued upon conversion of Convertible Securities will (i) have been issued in the form and manner prescribed by the articles of association at the time of issue, and (ii) otherwise have been offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

4.15 The aggregate of (i) the offer price of any Securities, Finance Securities and Shares registered pursuant to the Registration and (ii) the offer price of USD 1,050,000,000 of securities previously registered with the SEC by the Company and Ahold Finance U.S.A., Inc, does not exceed USD 5,000,000,000.

5       Opinion

        Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1 The Company has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Dutch law.

5.2 When issued, the Securities will, according to the Dutch courts correctly applying New York Law as the law expressed to be governing the Securities (except for the subordination provisions of the Subordinated Debt Securities which are expressed to be governed by Dutch law), constitute valid, binding and enforceable obligations of the Company.

5.3 When issued, the Conversion Shares will have been duly authorised and validly issued in accordance with Dutch law and fully paid. The holders of the Conversion Shares will not be liable for the Company's obligations, except in the case of abuse of the Company's legal personality and other exceptional circumstances.

6       Qualifications

        This opinion is subject to the following qualifications:

6.1 This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2 Under Dutch law, when applying New York Law as the law expressed to be governing the Agreements and the Securities (except for the subordination provisions of the Subordinated Indenture and the Subordinated Debt Securities, which are expressed to be governed by Dutch law):

        o effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Agreements and the Securities;

        o       Dutch  law  will  be  applied   insofar   as  it  is   mandatory
                irrespective of the governing law of the Agreements and the Securities;

        o the application of New York Law may be refused if it is manifestly incompatible with Dutch public policy;

        o regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3     When  applying  Dutch  Law as the  law  expressed  to be  governing  the
        subordination   provisions  of  the   Subordinated   Indenture  and  the
        Subordinated  Debt  Securities:

        o effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of those provisions;

        o regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.4 The enforcement in a Dutch court of the Agreements and the Securities is subject to Dutch rules of civil procedure.

6.5 To the extent that Dutch law applies, any provision that the registered holder of any Security may be treated as its owner may not be enforceable under all circumstances.

6.6 To the extent that Dutch law applies, title to a Security may not pass if (i) the Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Security or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

6.7 Under Dutch law, a power of attorney can only be irrevocable (i) to the extent that its purpose is the performance of a legal act in the interest of the authorised person or a third party and (ii) subject to limitation by the court for important reasons (gewichtige redenen).

6.8 To the extent that Dutch law applies, Section 12.1 of the Senior Indenture and Section 13.1 of the Subordinated Indenture may not be enforceable under all circumstances.

6.9 If a Security has been signed on behalf of the Company (manually or in facsimile) by a person who at the signing date is, but before the date of the Security and its authentication and issue ceases to be, a duly authorised representative of the Company, enforcement of the Security in a Dutch court may require that the holder of the Security submits a copy of the Agreement under which the Security has been issued.

6.10 In proceedings in a Dutch court, any provisions to the effect that the holder of any Security may not institute proceedings or any action for the appointment of a trustee in bankruptcy (curator) or administrator (bewindvoerder) or other officer, or any other remedy unless it has given notice as provided in the Indentures, may not be enforceable.

6.11 In proceedings in a Dutch for the enforcement of a holder's rights in respect of its Securities, the holder may be required to be a party.

6.12 In proceedings in a Dutch court for the enforcement of the Agreements, the court may mitigate amounts due in respect of costs of litigation and collection costs.

6.13 Under Dutch law, trusts are recognised according and subject to the Convention on the Law applicable to Trusts and on their Recognition 1985.

6.14 To the extent that the Agreements or the Securities qualify as general conditions within the meaning of Section 6:231 Civil Code (Burgerlijk Wetboek), a holder of a Security may nullify (vernietigen) a provision of them if (i) the Company has not offered the holder a reasonable opportunity to examine them or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder.

6.15 Bearer Securities which qualify as savings certificates as defined in the Savings Certificates Act (Wet inzake spaarbewijzen) may only be transferred or accepted through the intermediary of their issuer or an admitted institution of Euronext Amsterdam N.V. and with due observance of the Savings Certificates Act and regulations implementing that act (including registration requirements). However, no such intermediary services are required in respect of (i) the initial issue of those Securities to the first holders thereof, (ii) any transfer and delivery by individuals who do not act in the conduct of a profession or trade, and (iii) the issue and trading of those Securities, if they are physically issued outside the Netherlands and are not distributed in the Netherlands in the course of primary trading or immediately thereafter.

6.16 I do not express any opinion as to the validity of any succession or substitution pursuant to Sections 8.1 and 8.2 of the Indentures and
        Section 6.01 and 6.02 of the Warrant Agreement.

6.17 Although Section 3:277 Civil Code provides that a creditor and a debtor can agree that the creditor's claim against the debtor will be subordinated to one or more other claims of the debtor, I do not express any opinion as to the effect of the subordination provisions of the Subordinated Indenture and the Subordinated Debt Securities.

6.18 I do not express any opinion as to Section 12.4 of the Subordinated Indenture.

6.19 I do not express any opinion as to any securities issued by the Company on or prior to the date of this opinion.

6.20 The trade register extract referred to in paragraph 3 does not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, the Company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.21 The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Company has not been declared bankrupt or granted suspension of payments.

6.22 I do not express any opinion as to any in rem (goederenrechtelijke) or taxation matters.

6.23 I do not express any opinion as to the authority of any party to the Agreements other than the Company to act as securities intermediary (effectenbemiddelaar) with respect to the Securities.

7       Reliance

        This opinion is solely for your benefit and solely for the purpose of the Registration. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else of for any other purpose or quoted or referred to in any public document or filed with anyone without my written consent except that I hereby consent to (i) its filing with the SEC as an exhibit to the Registration Statement and (ii) the reference to it and De Brauw Blackstone Westbroek under the caption "Validity of Securities" in the prospectus included in the Registration Statement (but I do not admit that I am a person whose consent for that filing and reference is required under Section 7 of the United States Securities Act of 1933, as amended).

Yours faithfully,


/s/ J.M. VAN DIJK
---------------------
J.M. van Dijk
for De Brauw Blackstone Westbroek N.V.